Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 2-88316) of Detection Systems, Inc. of our report dated May 24, 1999, appearing on page 31 of this Annual Report on Form 10-K.


/S/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
June 28, 1999